Securities Act of 1933 File No. _________
                                     (If application to determine eligibility of
                                      trustee for delayed offering  pursuant to
                                      Section 305 (b) (2))
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                                     SECURITIES AND EXCHANGE COMMISSION
                                           Washington, D.C. 20549
                                             ------------------

                                                  FORM T-1

                  STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                           OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
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                                            SECTION 305(b)(2)___________________
                                             ------------------

                                       THE CHASE MANHATTAN BANK
                                        (National Association)
                           (Exact name of trustee as specified in its charter)

                                                 13-2633612
                                   (I.R.S. Employer Identification Number)

                                 1 Chase Manhattan Plaza, New York, New York
                                  (Address of principal executive offices)

                                                    10081
                                                 (Zip Code)
                                              ----------------

                                                PEPSICO, Inc.
                             (Exact name of obligor as specified in its charter)

                                               North Carolina
                  (State or other jurisdiction of incorporation or organization)

                                                 13-1584302
                                    (I.R.S. Employer Identification No.)

                                           700 Anderson Hill Road
                                             Purchase, New York
                                   (Address of principal executive offices)

                                                    10577
                                                 (Zip Code)
                                     ----------------------------------
                                               Debt Securities
                                     (Title of the indenture securities)

Item 1.  General Information.

           Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

             Comptroller of the Currency, Washington, D.C.

             Board of  Governors of The Federal Reserve System, Washington, D.C.

      (b)  Whether it is authorized to exercise  corporate trust powers.

                           Yes.

  Item 2.  Affiliations with the Obligor.

             If the obligor is an affiliate of the trustee, describe each such affiliation.

             The Trustee is not the obligor, nor is the Trustee directly or indirectly controlling, controlled by, or under common control with the obligor.

              (See Note on Page 2.)

Item 16.  List of Exhibits.

      List  below all exhibits filed as a part of this statement of eligibility.
       *1. -- A copy of the articles of association of the trustee as now in effect . (See Exhibit T-1 (Item 12) , Registration No. 33-55626.) *2. -- Copies of the respective authorizations of The Chase Manhattan
              Bank (National Association) and The Chase Bank of New York (National Association) to commence business and a copy of approval of merger of said corporations, all of which documents are still in effect. (See Exhibit T-1 (Item 12), Registration
              No. 2-67437.)
       *3. -- Copies of authorizations of The Chase Manhattan Bank
             (National Association) to exercise corporate trust powers, both of which documents are still in effect.  (See Exhibit  T-1
              (Item 12), Registration No. 2-67437).
         *4. --  A copy of the existing by-laws of the trustee. (See Exhibit T-1
              (Item 12(a)), Registration No. 33-60809.)
         *5. --  A copy of each indenture referred to in Item 4, if the obligor is in default. (Not applicable).
         *6. --  The  consents of United States institutional trustees required by Section 321(b) of the Act.
                  (See Exhibit T-1, (Item 12), Registration No. 22-19019.)
          7. -- A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
-------------------

*The Exhibits thus designated are incorporated herein by reference. Following the description of such Exhibits is a reference to the copy of the Exhibit heretofore filed with the Securities and Exchange Commission, to which there have been no amendments or changes.

                                                    NOTE

          Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base a responsive answer to Item 2 the answer to said Item is based on incomplete information.

          Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.



                                                  SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Chase Manhattan Bank (National Association), a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized , all in the City of New York, and the State of New York, on the 13th day November, 1995

                                                   THE CHASE MANHATTAN BANK
                                                   (NATIONAL ASSOCIATION)




                                                   By: /s/ Valerie Dunbar
                                                  ----------------------------
                                                    Vice President

                                    Exhibit 7
REPORT OF CONDITION
Consolidating domestic and foreign subsidiaries of the

                         The Chase Manhattan Bank, N.A.

of New York in the State of New York, at the close of business on June 30, 1995, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161.

 Charter Number 2370           Comptroller of the Currency Northeastern District
 Statement of Resources and Liabilities


                                ASSETS                                                                                     Thousands
                                                                                                                          of Dollars

Cash and balances due from depository institutions:
      Noninterest-bearing balances and currency and coin........................                                        $  4,279,000
      Interest-bearing balances.................................................                                           6,752,000
Held to maturity securities.....................................................                                           1,779,000
      Available-for-sale securities.............................................                                           4,607,000
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and
  Agreement subsidiaries, and in IBFs:
      Federal funds sold........................................................                                           1,307,000
      Securities purchased under agreements to resell..........................                                              207,000
Loans and lease financing receivable:
      Loans and leases, net of unearned income..................................              $55,234,000
      LESS: Allowance for loan and lease losses................................                 1,095,000
      LESS:  Allocated transfer risk reserve....................................                        0
                                                                                              -----------
      Loans and leases, net of unearned income,
      allowance, and reserve....................................................                                          54,139,000
Trading assets..................................................................                                          13,459,000
Premises and fixed assets (including capitalized
leases)........................................................................                                            1,824,000
Other real estate owned                                                                                                      413,000
Investments in unconsolidated subsidiaries and associated                                                                     33,000
companies.......................................................................
Customers' liability to this bank on acceptances outstanding                                                               1,141,000
Intangible assets...............................................................                                             934,000
Other assets....................................................................                                           6,947,000
                                                                                                                           ---------
TOTAL ASSETS....................................................................                                         $97,821,000
                                                                                                                         ===========


                                   LIABILITIES

Deposits:
    In domestic offices........................................................                                        $  30,648,000
      Noninterest-bearing......................................................         $  11,207,000
      Interest-bearing.........................................................            19,441,000
                                                                                           ----------
In foreign offices, Edge and Agreement subsidiaries, and IBFs:..................                                          35,397,000

      Noninterest-bearing......................................................         $    3,024,000
      Interest-bearing.........................................................             32,373,000
                                                                                            ----------
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
      Federal funds purchased..................................................                                            1,781,000
      Securities sold under agreements to repurchase...........................                                              217,000
Demand notes issued to the U.S. Treasury.......................................                                               25,000
Trading liabilities............................................................                                           10,479,000
Other borrowed money:
            With original maturity of one year or less.........................                                            2,050,000
            With original maturity of more than one year.......................                                              433,000
Mortgage indebtedness and obligations under capitalized leases..................                                              40,000
Bank's liability on acceptances executed and outstanding........................                                           1,148,000
Subordinated notes and debentures...............................................                                           1,960,000
Other liabilities...............................................................                                           6,239,000
                                                                                                                           ---------
TOTAL LIABILITIES                                                                                                         90,417,000
                                                                                                                          ----------
Limited-life preferred stock and related surplus................................                                                   0

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus...................................                                                   0
Common stock....................................................................                                             921,000
Surplus.........................................................................                                           4,069,000
Undivided profits and capital reserves..........................................                                           1,650,000
Net unrealized holding gains (losses) on available-for-sale
securities......................................................................                                            (47,000)
Cumulative foreign currency translation
adjustments.....................................................................                                              11,000
                                                                                                                              ------
TOTAL EQUITY CAPITAL                                                                                                       7,404,000
                                                                                                                           ---------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK,
          AND EQUITY CAPITAL...............................
                                                                                                                        $ 97,821,000
                                                                                                                        ============


I, Lester J. Stephens, Jr., Senior Vice President and Controller of the above named bank do hereby declare that this Report of Condition is true and correct
to the best of my knowledge and belief.         (Signed) Lester J. Stephens, Jr

We the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

(Signed) Thomas G. Labrecque
(Signed) Richard J. Boyle              Directors
(Signed) Donald H. Trautlein